Exhibit 10(a)73

          DEFINED CONTRIBUTION RESTORATION PLAN OF
            ENTERGY CORPORATION AND SUBSIDIARIES
     (As Amended and Restated Effective January 1, 2000)

                  Certificate of Amendment

                       Amendment No. 1


     THIS INSTRUMENT, executed and made effective this 28th day of December, 2001, ("Effective Date") constitutes the First Amendment of the Defined Contribution Restoration Plan of Entergy Corporation and Subsidiaries, as amended and restated effective January 1, 2000 (the "Plan").

     All capitalized terms used in this document shall have the meanings assigned to them in the Plan unless otherwise defined in this document.

     Pursuant to Section 11.01 of the Plan, the Personnel
Committee, as authorized by the Board of Directors, does hereby amend the Plan as follows:

     1. Current Section 2.34 is renumbered 2.35, and a new Section 2.34 is added to the Plan to read as follows:

2.34 "System Management Participant" shall mean a
     Participant who is currently, or was immediately prior to the commencement of a Change in Control Period, at one of the System Management Levels set forth in
     Section 2.33.

     2. Article VII of the Plan is amended by adding a new
        Section  7.06 to read as follows:

7.06 Optional Conversion Election for System Management
     Participants.

               (a)  Notwithstanding Sections 7.01 and 7.05
     to the contrary, a Participant who, at the time of his Retirement, Disability or Qualifying Event, is a System Management Participant (or is treated as a System Management Participant in accordance with Section 2.34), and who is eligible to participate in and has elected to participate in the Executive Deferred Compensation Plan of Entergy Corporation and Subsidiaries ("EDCP") may elect, in lieu of payment of the value of his Account in a single lump sum, to convert the entire value of his Account (as determined in accordance with Section 7.05) to an equivalent credited balance under the EDCP, in which case no further benefit payments of any kind shall be due, or made under the Plan, to the Participant, the Participant's legal spouse, or any other person on behalf of the Participant. Any election to convert Plan benefits under this Section 7.06(a) shall be effective as to the entire value of such Account at the time of conversion.

         (b) A System Management Participant's
     conversion election in accordance with Section
     7.06(a), if applicable, shall be subject to the following:

     (1) Such election must be made at least 6 months prior to the earlier of (i) Retirement, (ii) Disability or (iii) the earliest benefit commencement date under Section 9.02 following a Qualifying Event, and in such form as the Administrator (or its delegate) may require;

     (2) Any failure by the Participant to make an affirmative written election hereunder on or before the deadline established in subsection (1) above shall constitute a waiver of any right to convert Plan benefits in accordance with Section 7.06(a), in which case the terms of Sections
          7.01 and 7.05 (or Section 9.02, if applicable) shall govern;

     (3) The Participant may cancel his election for conversion of Plan benefits at any time prior to the deadline for making such election as described in subsection (1), after which date any such election shall become irrevocable; and

     (4) An eligible Participant's election shall be subject to the written consent of the Employer.

     3. Section 9.02 of the Plan is amended in its entirety to read as follows:

9.02 Benefit Commencement Date.

     (a) Notwithstanding any Plan provision to the contrary, if during a Change in Control Period there should occur a Qualifying Event with respect to a Participant and if there does not occur a forfeiture event referenced in Section 9.01, the Participant may commence his benefits hereunder without the consent of the Employer as of his Retirement, Disability or the date on which his employment with the Employer terminates, whichever occurs first.

     (b) If a Participant described in subsection 9.02(a) is a System Management Participant (or is treated as a System Management Participant in accordance with Section 2.34) at the time of such Qualifying Event, then at the System Management Participant's earliest benefit commencement date, as described in subsection 9.02(a), the entire value of his Account (as determined in accordance with Section 7.05) shall be converted to an equivalent credited balance under the EDCP if the System Management Participant has a conversion election in effect that satisfies the requirements of Section 7.06(b), in which case no further benefit payments of any kind shall be due, or made under the Plan, to the Participant, the Participant's legal spouse, or any other person on behalf of the Participant.

     4. Section 11.01 of the Plan is hereby restated in its entirety to read as follows:

11.01 General. The Personnel Committee of the Board of Directors shall have the right, in its absolute discretion, at any time and from time to time, to modify or amend, in whole or in part, any or all of the provisions of this Plan, or suspend or terminate it entirely, subject to the provisions of Section 11.02 hereof. The provisions of this Article XI shall survive a termination of the Plan unless such termination is agreed to by the Participants.

     5. Section 11.02(d) of the Plan is amended and restated as follows:

     (d) Unless agreed to in writing and signed by the affected System Management Participant and by the Plan Administrator, no provision of this Plan may be modified, waived or discharged before the earlier of: (i) the expiration of the two-year period commencing on the date of a Potential Change in Control, or
       (ii) the date on which the Change in Control event contemplated by the Potential Change in Control is terminated.

IN WITNESS WHEREOF, the Personnel Committee has caused this First Amendment to the Defined Contribution Restoration Plan of Entergy Corporation and Subsidiaries to be executed by its duly authorized representative on the day, month, and year above set forth.

                         PERSONNEL COMMITTEE
                         through the undersigned duly
                         authorized representative

                         __________________________
                         WILLIAM E. MADISON
                         Senior Vice-President,
                         Human Resources and Administration
                         for Entergy Services, Inc.